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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Summer Infant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUMMER INFANT, INC.
1275 Park East Drive
Woonsocket, Rhode Island 02895

To Our Stockholders:

        You are cordially invited to attend the Special Meeting of Stockholders of Summer Infant, Inc. (the "Company") at 8:00 A.M., local time, on March 5, 2020, at the Company's offices located at 1275 Park East Drive, Woonsocket, Rhode Island 02895.

        The Notice of Meeting and proxy statement on the following pages describe the matters to be presented at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions.

        It is important that your shares be represented at the meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting as soon as possible, by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States, or if your shares are held in "street name," meaning your shares are held of record by a broker, bank or other nominee, you may vote by instructing your broker, bank or nominee how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. Submitting a proxy by mailing a proxy card or by instructing your broker, bank or nominee how to vote your shares will ensure your shares are represented at the meeting. You may also vote electronically via the Internet.

        Thank you for your continued support.

Sincerely,
/s/ ROBIN MARINO Robin Marino Chairwoman of the Board

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held March 5, 2020

        Notice is hereby given that a Special Meeting of Stockholders of Summer Infant, Inc., a Delaware corporation (the "Company"), will be held at 8:00 a.m. (local time) on Thursday, March 5, 2020, at the Company's offices located at 1275 Park East Drive, Woonsocket, Rhode Island 02895, to consider and act upon the following matters:

  1.
  To approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's outstanding common stock, at a ratio of not less than 1-for-3 and not more than 1-for-20, such ratio, and the implementation and timing of such reverse stock split, to be determined in the sole discretion of the Company's Board of Directors (the "Reverse Stock Split Proposal");

  2.
  To approve one or more adjournments of the meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting cast in favor of Proposal No. 1; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on January 16, 2020 are entitled to notice of and to vote at the Meeting.

        Our Board of Directors recommends that you vote FOR the Reverse Stock Split Proposal, as provided in Proposal 1, and FOR the authorization to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, as provided in Proposal 2.

        All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card or, if applicable, via the Internet. You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,
/s/ MARY BETH SCHNEIDER Mary Beth Schneider Secretary and SVP, General Counsel and Compliance

Woonsocket, Rhode Island
January [23], 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 5, 2020. The proxy materials relating to the Special Meeting of Stockholders, including this proxy statement, the Notice of Meeting, and proxy card, are available at no cost in the Investor Relations section of our website at www.sumrbrands.com. You may also request copies of the proxy materials from our Company as described in the enclosed proxy statement.

SUMMER INFANT, INC.
1275 Park East Drive
Woonsocket, Rhode Island 02895

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 5, 2020

        This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of Summer Infant, Inc., a Delaware corporation ("we" or the "Company"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders to be held at 8:00 a.m. (local time) on Thursday, March 5, 2020, and at any adjournments or postponements thereof (the "Special Meeting") at the Company's offices located at 1275 Park East Drive, Woonsocket, Rhode Island 02895.

        The Company's Board of Directors (the "Board") has fixed January 16, 2020 as the record date for determining those stockholders entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on January 16, 2020 will be entitled to vote at the Special Meeting. We intend to first mail or give this proxy statement and the accompanying proxy card to all stockholders entitled to vote on or about January [23], 2020.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, VOTING AND RELATED MATTERS

Who can vote at the Special Meeting?

        Only stockholders of record at the close of business on January 16, 2020 may vote at the Special Meeting. As of the close of business on January 16, 2020, there were [18,941,459] shares of common stock issued and outstanding, all of which are entitled to vote at the Special Meeting. Each share of common stock entitles the holder of that share to one vote on each matter properly brought before the Special Meeting.

What am I voting on?

        At the Special Meeting, you will be asked to vote on the following four proposals. Our Board recommendation for each proposal is set forth below. For each proposal, you may vote "FOR" such proposal, "AGAINST" such proposal, or "ABSTAIN" from voting on such proposal.

Proposal		Board Recommendation
1.	To approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's outstanding common stock, at a ratio of not less than 1-for-3 and not more than 1-for-20, such ratio, and the implementation and timing of such reverse stock split, to be determined in the sole discretion of the Company's Board of Directors (the "Reverse Stock Split Proposal").	FOR
2.
	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the Reverse Stock Split Proposal (the "Adjournment Proposal").	FOR

What if another matter is properly brought before the Special Meeting?

        If other matters properly come before the Special Meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Special Meeting other than those disclosed in this proxy statement.

What is the vote required for a proposal to pass?

  •
  Proposal No. 1—Reverse Stock Split Proposal:  To be approved, the Reverse Stock Split Proposal must receive a "FOR" vote from a majority of the shares of common stock outstanding on the record date. If you "ABSTAIN" from voting, it will have the same effect as a vote "AGAINST" the proposal. Broker non-votes, if any, will also have the same effect as a vote "AGAINST" the proposal.

  •
  Proposal No. 2—Adjournment Proposal:  To be approved, a majority of votes must be cast "FOR" the Adjournment Proposal. If you "ABSTAIN" from voting, it will have the same effect as a vote "AGAINST" the proposal. Broker non-votes, if any, will also have the same effect as a vote "AGAINST" the proposal.

What constitutes a quorum?

        The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. If we do not have a quorum, we will be forced to adjourn the Special Meeting to another date.

What is the difference between a stockholder of record and a beneficial owner?

        If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the "stockholder of record" with respect to those shares.

        If your shares are held by a brokerage firm, bank, trustee or other nominee, you are considered the "beneficial owner" of shares held in street name. This proxy statement has been forwarded to you by your nominee who is considered the "stockholder of record" with respect to those shares. As the beneficial owner, you have the right to direct your nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote my shares?

Stockholder of Record

        If your shares are registered directly in your name, you may vote:

  •
  By Mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Your proxy card must be mailed by the date shown on the proxy card to be counted.

  •
  Via the Internet.  You may vote via the Internet by going to http://www.cstproxyvote.com and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on March 4, 2020 to be counted.

  •
  In Person at the Special Meeting.  If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Beneficial Owner of Shares Held in Street Name

        If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote in person at the Special Meeting, contact the broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a legal proxy from your broker giving you the right to vote the shares at the Special Meeting.

What if I am a beneficial owner and I do not give the nominee voting instructions?

        Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain "routine" matters. A "broker non-vote" occurs when a nominee does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders. We believe the Reverse Split Proposal and the Adjournment Proposal are routine matters for which brokers do have discretionary voting authority. Because these are routine matters, if you hold your shares through a broker or other nominee and you do not instruct them how to vote on the proposals, your broker may have the authority to vote your shares. As a result, a failure to instruct your broker or other nominee on how to vote your shares will not necessarily count as a vote against the proposals, and your broker may have discretion to vote FOR or AGAINST either proposal without your instruction.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares of our common stock in more than one name or the shares are registered in different accounts. To ensure that all your shares are voted, sign and return each proxy card. Alternatively, if you vote via the Internet, you will need to vote once for each proxy card you receive.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time prior to the vote at the Special Meeting by the following means:

  •
  You can send a written notice revoking your earlier-dated proxy, addressed to our Secretary at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895.

  •
  If you signed and returned a proxy card by mail and want to change your vote, you can complete, sign, date and deliver a new proxy card, dated a later date than the first proxy card.

  •
  If you submitted your proxy via the Internet, you may change your vote or revoke your proxy with a later Internet proxy.

  •
  You can attend the Special Meeting and vote in person (provided you have a legal proxy from your broker if your shares are held in street name, as indicated below). Your attendance at the

    Special Meeting will not, however, by itself revoke your proxy. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions or vote via the Internet so that your vote will be counted if you later decide not to attend the Special Meeting.

  •
  If you hold your shares in "street name" and have instructed your broker, bank or other nominee to vote your shares for you, you must follow directions received from your broker, bank or other nominee to change those instructions.

Who will pay the costs of soliciting proxies and how are proxies solicited?

        Proxies in the form enclosed are solicited by our Board. Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees. We may also engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names. We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries.

How can I find out the results of voting at the Special Meeting?

        Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the conclusion of the Special Meeting. If final voting results are not available to us in time to file the Form 8-K on or before the fourth business day following the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the next annual meeting?

        Stockholder proposals for inclusion in the 2020 annual meeting proxy statement:    If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for our 2020 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Rule 14a-8 promulgated under the Exchange Act. One of the requirements is that the proposal must have been received by our Secretary at our corporate offices in Woonsocket, Rhode Island, no later than the close of business on December 5, 2019. However, if the date of the 2020 annual meeting is changed by more than 30 days from the anniversary date of the 2019 annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and mail proxy materials.

        Other stockholder proposals:    Our Bylaws establish an advance notice procedure with regard to other stockholder proposals, including nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder, other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act. For any nominations or any other business to be properly brought before an annual meeting of stockholders, the stockholder must give timely notice. Such notice will be considered timely if we receive notice of such proposed director nomination or the proposal of other business at our corporate offices in Woonsocket, Rhode Island, not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the date of the 2020 annual meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

Whom should I contact with other questions?

        If you have additional questions about this proxy statement or the Special Meeting, or if you would like additional copies of this proxy statement, please contact: Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895, Attn: Secretary, or by telephone: (401) 671-6550.

Related Matters

Attending the Special Meeting

        Only stockholders and our invited guests are permitted to attend the Special Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a nominee holds your shares and you plan to attend the Special Meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the nominee confirming such ownership, and a form of personal identification. If you wish to vote your shares that are held by a nominee at the meeting, you must obtain a legal proxy from your nominee and bring it to the meeting.

Householding of Materials

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of these proxy materials may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or verbal request to us at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895, telephone: (401) 671-6550. Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder's bank, broker, or other nominee record holder, or that stockholder may contact us at the address and phone number set forth above.

 PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

Introduction

        Our Board has adopted and is recommending that our stockholders approve proposed amendments to our Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split (the "Reverse Split") of the Company's outstanding common stock at a ratio of not less than 1-for-3 and not more than 1-for-20, with such ratio to be determined at the sole discretion of the Board, and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The form of proposed amendments to our Certificate of Incorporation to effect the Reverse Split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendments is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the proposed amendment of our Certificate of Incorporation.

        By approving this proposal, stockholders will approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including three and twenty would be combined into one share of our common stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board. Our Board believes that stockholder approval of amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board may effect only one Reverse Split as a result of this authorization. The Board may also elect not to do any Reverse Split. The Board's decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of the Nasdaq Capital Market.

        Although our stockholders may approve the Reverse Split, we will not effect the Reverse Split if the Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Split will take effect, if at all, after it is approved by stockholders holding a majority of the shares of our common stock outstanding on the record date, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Background

        Our common stock is currently listed on the Nasdaq Capital Market. In order for our common stock to continue to be listed on the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market ("Nasdaq"). If we are unable to meet the Nasdaq Capital Market requirements, our common stock will be subject to delisting.

        Under Nasdaq's continued listing requirements for the Nasdaq Capital Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

        On April 4, 2019, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We were provided an initial period of 180 calendar days in which to regain compliance with the minimum bid price requirement. On October 2, 2019, we received notice from Nasdaq indicating that, while we had not regained compliance with the minimum bid price requirement, the Nasdaq staff determined that we were eligible for an additional 180-day period, or until March 30, 2020, to regain compliance. The staff's determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, if necessary by effecting a reverse stock split.

        Accordingly, the Board adopted resolutions, subject to approval by our stockholders, to amend our Certificate of Incorporation to effect a Reverse Split of our common stock at a ratio in the range of 1-for-3 to 1-for-20, such ratio to be determined in the sole discretion of the Board. These resolutions were approved as a means of increasing the share price of our common stock above $1.00, which is required for continued listing on the Nasdaq Capital Market.

Purpose of the Proposed Reverse Split

        The Board's primary objective in proposing the Reverse Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on the Nasdaq Capital Market and give the Company flexibility in considering and planning for future business needs. The Reverse Split will result in additional authorized and uinissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under the Company's equity compensation plans.

        The Board believes that it is in the best interests of the Company and its stockholders to maintain the listing of our common stock on the Nasdaq Capital Market. If our common stock were delisted from the Nasdaq Capital Market, the Board believes such delisting would adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in our Company.

        If the Reverse Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split due to, among other reasons, our performance and other factors which may be unrelated to the number of shares outstanding. The common stock could also be delisted from the Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.

        With the exception of the Company's routine practice of granting stock options, restricted stock units, and other stock-based awards to employees and other service providers, the Company has no current specific plan, commitment, arrangement, understanding, or agreement regarding the issuance of additional shares of common stock resulting from the increase in the number of unissued shares available for issuance under our Certificate of Incorporation after giving effect to the proposed Reverse Split. Unless required by applicable law or stock exchange rules, no further vote of the stockholders will be required to issue such shares.

Effect on Outstanding Common Stock

        The following table illustrates the effects of a Reverse Split at various ratios up to 1-for-20 on our outstanding common stock as of January 16, 2020 (without giving effect to any adjustments for fractional shares). The actual number of shares outstanding after giving effect to the Reverse Split, if effected, will depend on the actual ratio that is determined by our Board in accordance with the amendment to the Certificate of Incorporation:

Shares outstanding as of January 16, 2020	Reverse Split Ratio	Shares outstanding after Reverse Split	Reduction in Shares Outstanding
[18,941,459]	1-for-3	[6,313,819]	66%
[18,941,459]	1-for-5	[3,788,291]	80%
[18,941,459]	1-for-10	[1,894,144]	90%
[18,941,459]	1-for-20	[947,072]	95%

        We believe that the availability of the range of split ratios provides the Board with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which split ratio to implement, if any, following the receipt of stockholder approval, our Board may consider, among other things (i) our ability to comply with Nasdaq listing requirements; (ii) the historical trading price and trading volume of our common stock; (iii) the then-prevailing trading price and volume of our common stock, and the anticipated impact of the Reverse Split on the trading market for our common stock; and (iv) prevailing general market and economic conditions.

        The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Split. Instead, the Company will issue one full share of the post-Reverse Split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process.

        The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

        Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not intend for the Reverse Split to constitute, or be the first step in a series of plans or proposals for, a "going private" transaction pursuant to Rule 13e-3 under the Exchange Act, and we will continue to be subject to the periodic reporting and other requirements of the Exchange Act after giving effect to the Reverse Split. Following the Reverse Split, we expect our common stock will continue to be listed on the Nasdaq under the symbol "SUMR," although it will trade under a new CUSIP number as described below under "Procedure for Effecting Reverse Split and Exchange of Stock Certificates."

Effect on Authorized Shares of Stock

        The Reverse Split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. We will not change the number of shares of common stock currently authorized. However, upon the effectiveness of the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding as a result of the Reverse Split.

        As of the record date, we had (i) 49,000,000 shares of authorized common stock, par value $0.0001 per share, of which [18,941,459] shares were issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding. If we issue additional shares, the ownership interest of holders of common stock will be diluted. We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Split.

Effect on Equity Awards

        If the Reverse Split is implemented, the number of shares of common stock subject to outstanding equity awards issued by the Company, including options and restricted stock awards, and the number of shares reserved for future issuance under the Company's 2012 Equity Incentive Plan, will be reduced by the same ratio as the reduction in the outstanding shares. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options will be unaffected, but following a Reverse Split such exercise price will apply to a reduced number of shares). As of December 28, 2019, there were outstanding (i) stock options to purchase an aggregate of 911,873 shares of common stock at a weighted average exercise price of $1.59 per share, and (ii) restricted stock awards representing the right to acquire an aggregate of 201,525 shares of common stock. Assuming, for example, a 1-for-10 Reverse Split, the number of shares covered by outstanding options and restricted stock awards will be reduced to one-tenth the number currently issuable, and the exercise price of options will be increased by ten times the current exercise price.

Accounting Matters

        The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Split because there will be fewer shares of common stock outstanding.

Possible Disadvantages of Reverse Split

        Even though the Board believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Split:

  •
  The reduced number of shares of our common stock resulting from a Reverse Split could adversely affect the liquidity of our common stock, especially in the case of larger block trades.

  •
  A Reverse Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

  •
  A Reverse Split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Split.

  •
  There can be no assurance that the market price per new share of our common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Split. For example, based on the closing market price of our common stock on January 10, 2020 of $0.37 per share, if the stockholders approve this proposal and the Board selects and implements a Reverse Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $3.70 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

  •
  If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Potential Anti-Takeover Effect

        SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of common stock could potentially deter takeovers, including takeovers that our Board determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Split.

Board Discretion to Implement the Reverse Split

        Our Board has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State to implement the Reverse Split, even if the adoption of the amendment is approved by our stockholders.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

        If the Reverse Split is approved by our stockholders, the Reverse Split would become effective at such time as it is deemed by the Board to be in the best interests of the Company and its stockholders and we file the amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Even if the Reverse Split is approved by our stockholders, the Board has discretion not to carry out the Reverse Split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment. Beginning on the effective time of the Reverse Split, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

        After the effective time of the Reverse Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of common stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Split, we will continue to file periodic reports and comply with other requirements of the Exchange Act.

        As soon as practicable after the effective time of the Reverse Split, stockholders will be notified that the Reverse Split has been effected. Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Split ownership interest.

        STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

        No fractional shares will be issued in connection with the Reverse Split. Instead, the Company will issue one full share of the post-Reverse Split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately prior to the Reverse Split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Criteria to be Used for Decision to Apply the Reverse Split

        In the event that approval for the Reverse Split is obtained, the Board will be authorized to proceed with the Reverse Split. If our stock closes at a bid price equal to or greater than $1.00 for the ten business days prior to the Special Meeting, our board of directors may delay its decision to execute the Reverse Split indefinitely. In that case, if at any time during the 12-month period following the Special Meeting the stock price falls below $1.00 for a 30-day period and therefore fails to comply with the applicable NASDAQ Capital Market minimum listing requirements, then the Reverse Split may be executed as a cure for this condition.

No Dissenter's Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to our proposed amendment to our Certificate of Incorporation to effect the Reverse Split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

        The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a Reverse Split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

        Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split will include the stockholder's respective holding periods for the pre-Reverse Split shares.

Vote Required

        The affirmative vote of a majority of the outstanding shares of our common stock on the record date will be required to approve the Reverse Stock Split Proposal.

Recommendation

        The Board unanimously recommends that stockholders vote "FOR" this proposal.

 PROPOSAL NO. 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

        If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

        In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

        If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

        Approval of this proposal requires that a majority of votes be cast "FOR" the proposal.

Recommendation

        The Board unanimously recommends that stockholders vote "FOR" this proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 16, 2020 by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(3)
5% Stockholders
Wynnefield Capital Management LLC and related parties(4)	6,829,086	36.1%
Jason Macari(5)	3,468,881	18.3%
Directors and Named Executive Officers
Evelyn D'An	38,549	*
Marty Fogelman(6)	131,252	*
Paul Francese(7)	25,000	*
Robin Marino	213,648	1.1%
Mark Messner(8)	347,685	1.8%
Alan Mustacchi	92,043	*
Stuart Noyes	—	—
Andrew Train	35,644	*
Stephen J. Zelkowicz	73,064	*
All current directors and executive officers as a group (8 persons)(9)	609,200	3.2%

*
Less than 1%

(1)
Unless otherwise noted, the business address of each named person is 1275 Park East Drive, Woonsocket, Rhode Island 02895.

(2)
Unless otherwise noted, each person named in the table has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.

(3)
The percentages shown are calculated based on [18,941,459] shares of common stock issued and outstanding on January 16, 2020. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of January 16, 2020 are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(4)
The information is as reported on Amendment No. 11 to Schedule 13D filed with the SEC on March 12, 2019. The address for Wynnefield Capital Management, LLC and related entities is 450 Seventh Avenue, Suite 509, New York, NY 10123. Of the shares indicated, 2,057,796 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. ("Partners"), 3,117,082 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I ("Partners I"), 1,435,748 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. ("Fund"), and 218,460 shares are beneficially owned by Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan ("Plan").

  Wynnefield Capital Management, LLC ("WCM") is the sole general partner of Partners and Partners I and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that Partners and Partners I beneficially own. WCM, as the sole general partner of Partners and Partners I, has the sole power to direct the voting and disposition of the shares that Partners and Partners I beneficially own. Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that WCM may be deemed to beneficially own. Each of Messrs. Obus and Landes, as co-managing members of WCM, share the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own.

  Wynnefield Capital, Inc. ("WCI") is the sole investment manager of the Fund and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that the Fund beneficially owns. WCI, as the sole investment manager of the Fund, has the sole power to direct the voting and disposition of the shares that the Fund beneficially owns. Messrs. Obus and Landes are executive officers of WCI and, accordingly, each may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that WCI may be deemed to beneficially own. Messrs. Obus and Landes, as executive officers of WCI, share the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own.

  The Plan is an employee profit sharing plan. Messrs. Obus and Landes are the co-trustees of the Plan and accordingly, Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that the Plan may be deemed to beneficially own. Each of Messrs. Obus and Landes, as the trustees of the Plan, shares with the other the power to direct the voting and disposition of the shares beneficially owned by the Plan.

  The information set forth in this footnote with respect to WCM, WCI and Messrs. Obus and Landes, shall not be considered an admission that any of such persons, for the purpose of Section 16(b) of the Exchange Act, are the beneficial owners of any shares in which such persons do not have a pecuniary interest. Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of these shares.

(5)
The information is as reported on Amendment No. 2 to Schedule 13D filed with the SEC on September 12, 2016 and a Form 4 filed on November 20, 2019. The address of Mr. Macari is 10 Hannah Drive, Cumberland, Rhode Island 02864.

(6)
Includes 56,288 shares held by Mr. Fogelman's spouse.

(7)
Includes 7,500 shares that may be acquired upon exercise of outstanding vested options.

(8)
Includes 182,110 shares that may be acquired upon exercise of outstanding vested options. Mr. Messner stepped down as the Company's CEO effective December 13, 2019.

(9)
Includes 7,500 shares that may be acquired upon exercise of outstanding vested options.

 OTHER MATTERS

        We know of no other matters other than that described in this Proxy Statement that may come before the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters. This discretionary authority is conferred by the proxy.

* * *

 APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUMMER INFANT, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

        Summer Infant, Inc. (hereinafter, the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

        1.     The name of the Corporation is Summer Infant, Inc.

        2.     The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 9, 2004, and was amended and restated by the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 6, 2007, further amended by the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation on June 3, 2010 and further amended by the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation on June 24, 2014 (as amended, the "Restated Certificate").

        3.     This Certificate of Amendment to the Restated Certificate shall become effective as of [            ] a.m., on [            ], 2020.

        4.     The Restated Certificate is hereby amended by deleting Article FOURTH in its entirety and substituting in lieu thereof the following:

  "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000 of which 49,000,000 shares shall be Common Stock, having a par value of $0.0001 per share, and 1,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share.

          A.    Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

          B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

          Effective as of [            ], 2020 (the "Effective Time"), each [number to be determined from three to twenty] shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). The Reverse Stock Split shall occur without any further action on the part

A-1

  of the Company or the holder thereof and whether or not certificates representing such holder's shares prior to the Reverse Stock Split are surrendered for cancellation. No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificate"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share."

        5.     The foregoing amendment of the Restated Certificate has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this [            ] day of [            ], 2020.

SUMMER INFANT, INC.
By:
Name:
Title:

A-2

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SUMMER INFANT, INC.

Proxy for Special Meeting of Stockholders

to be Held on March 5, 2020

The undersigned hereby appoints Paul Francese and Mary Beth Schneider, and each of them severally, as proxies of the undersigned, each with full power to appoint his or her substitute, to act for and to vote all shares of Summer Infant, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Special Meeting of Stockholders of Summer Infant, Inc., to be held at 8:00 a.m., local time, on Thursday, March 5, 2020, at the offices of the Company located at 1275 Park East Drive, Woonsocket, Rhode Island 02895, and at any adjournments or postponements of the meeting. The proxies, and any of them, are further authorized to vote, in their discretion, upon other such business as may come before the Special Meeting, or any adjournments or postponements of the meeting.

YOUR SHARES WILL BE VOTED “FOR” ALL PROPOSALS UNLESS OTHERWISE INDICATED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

(Continued, and to be marked, dated and signed on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet– QUICK ♦ ♦ ♦ EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

SUMMER INFANT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 4, 2020.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this ☒

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.              To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock, at a ratio of not less than 1-for-3 and not more than 1-for-20, such ratio, and the implementation and timing of such reverse stock split, to be determined in the sole discretion of the Company’s Board of Directors.

2.              To approve one or more adjournments of the meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting cast in favor of Proposal No. 1.

☐   FOR

☐   AGAINST

☐   ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Signature	Signature, if held jointly	Date	, 2020

NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, VOTING AND RELATED MATTERS
PROPOSAL NO. 1 THE REVERSE STOCK SPLIT PROPOSAL
PROPOSAL NO. 2
AUTHORIZATION TO ADJOURN THE SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
APPENDIX A CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUMMER INFANT, INC.